Exhibit 10.1

ДОГОВОР № _______

Екатеринбург, 25.08.2017

Фирма "IsoRay Medical", компания, учрежденная и действующая в соответствии с законодательством США, с местом нахождения по адресу: Улица Хилз 350, офис 106 Ричленд, Вашингтон 99354-5411, Соединенные Штаты Америки («Грузоотправитель»), в лице Генерального директора компании Томаса Лавой, действующего на основании Устава, с одной стороны, и Общество с ограниченной ответственностью «МедикорФарма-Урал», юридическое лицо, учреждённое и действующее в соответствии с законодательством России, с местом нахождения по адресу: 620010, РФ, Свердловская область, г. Екатеринбург, ул. Дагестанская, д.41, пом.3 («Грузополучатель»), в лице Генерального директора Бугаева Д.П., действующего на основании Устава, с другой стороны, далее при совместном упоминании именуемые «Стороны», заключили настоящий Договор о следующем:

CONTRACT № _______

Ekaterinburg, 25.08.2017

IsoRay Medical Inc., a company organized and existing under the laws of United States of America, having its registered or principal office and place of business at 350 Hills Street, Suite 106 Richland, WA 98354-5411 USA,, («Consignor»), represented by the Chief Executive Officer Thomas LaVoy, acting on the basis of the Charter on one part and MedikorPharma-Ural LLC a company incorporated in accordance with the laws of Russia, having its registered address at 620042, Russia, Sverdlovskaya Region, Ekaterinburg, Dagestanskaya Street 41, Office 3 hereinafter referred to as the «Consignee», represented by General director D.P. Bugayev, acting according to the Charter, on the other part, hereinafter referred jointly to as the «Parties», have concluded this Contract on the following:

1. Предмет Договора

1.1. Грузоотправитель обязуется передать Получателю товар – карбонат бария («Переданный Товар») на условиях настоящего Договора, а Получатель обязуется принять надлежаще поставленный Переданный Товар.

Страна происхождения Переданного Товара – США.

1. Subject of the Contract

1.1. The Consignor undertakes to consign to the Consignee the goods – barium carbonate («Consigned Goods») on the terms and standard conditions of this Contract, and the Consignee undertakes to accept the Consigned Goods duly delivered.

Country of Origin of the Consigned Goods is the USA.

1.2.Передача для перепродажи Получателем

Грузоотправитель должен доставить до Грузополучателя Переданный Товар, для использования в производстве продукта цезия 131, («Продукты») предназначенного исключительно для последующей продажи Грузоотправителю Грузополучателем или уполномоченными Грузополучателем лицами, при условии, что Продукты будут химически проанализированы Грузоотправителем на основании договора об оказании услуг, подписанного сторонами по состоянию на ту же дату, что и данный договор или любые другие аналогичные соглашения между сторонами («Договор на оказание услуг»). Грузоотправитель должен доставить Переданные Товары Грузополучателю на объект Грузополучателя, расположенный по адресу: Россия, 620010, г. Екатеринбург, ул. Дагестанская, (далее - «Объект») или посредством передачи представителю Грузополучателя. Все доставка товаров будет осуществляться по принципу консигнации, в соответствии с положениями настоящего договора.

1.2 Consignment for Resale to Consignor. Consignor shall deliver to Consignee the Consigned Goods for the purpose of manufacture of Cesium 131 products (the «Products») for sale exclusively to Consignor when the Products are chemically analyzed pursuant to the Service Agreement between the parties dated as of the same date hereof or any other similar agreement between the parties («Service Agreement») and ultimately manufactured and sold by a third-party manufacturer. Consignor shall deliver the Consigned Goods to Consignee’s facility located at RUSSIA, 620010, Ekaterinburg, Dagestanskaya street, (the «Facility») оr via transfer to a Consignee representative. All delivery of Consigned Goods will be on a consignment basis, in accordance with the provisions hereof.

1.3 Инспекция Грузополучателем. Грузополучатель должен принять Переданный Товар, поставленный на объект, и незамедлительно провести инспекцию переданного товара. Грузополучатель обязуется принять коносамент, квитанцию доставки или аналогичный документ поставки убедительных как убедительные доказательства количества, состояния и качества Переданного Товара.

1.3 Inspection by Consignee. Consignee shall receive all Consigned Goods delivered to the Facility and shall inspect same immediately upon such delivery. Consignee agrees to accept the bill of lading, express receipt or similar delivery document as conclusive evidence of quantity, condition and quality of the Consigned Goods.

1.4 Хранение Переданного Товара на Объекте; Инспекция Грузополучателем. Грузополучатель должен хранить все Переданные Товары, которые не используются в производстве, на Объекте, и Переданные Товары, используемые в производстве продуктов цезия-131, на Объекте по облучению и переработке – ОАО "ГНЦ НИИАР, («Производственный Объект») таким образом, чтобы защитить их от повреждения или порчи. Грузоотправитель понимает, что на Переданный Товар, используемый для производства цезия-131 подлежит облучению и химической переработке с целью получения цезия-131. Грузополучатель должен хранить Переданный Товар в местах установки, отдельно от всех других товаров и материальных ценностей, находящихся на объекте (далее - «Обособленная территория») и четко обозначать их как собственность Грузоотправителя с использованием знака или плаката. Грузополучатель настоящим заявляет и гарантирует, что Объект соответствует должному уровню для хранения товаров, таких как Переданный Товар и обеспечивает хранение без вреда и ущерба любого характера, за исключением облучения и химической обработки.

1.4 Storage of Consigned Goods at the Facility; Inspection by Consignee. Consignee shall store all Consigned Goods that are not used in the production in the Facility, and the Consigned Goods used in the manufacture of Cesium-131 products at the irradiation and production facility operated by RIAR (the «Production Facility»), in such a manner as to protect them from damage or deterioration. The Consignor understands that the Consigned Goods used to produce Cesium-131 will be subject to irradiation and chemical processing for the purpose of producing Cesium-131. Consignee shall store the Consigned Goods in areas of the Facility segregated from all other goods and property located at the Facility (the «Segregated Area») and shall clearly identify them as the property of Consignor by conspicuous sign or placard. Consignee hereby represents and warrants that the Facility designated herein is appropriate for and conducive to the storage of goods such as the Consigned Goods and will permit the storage thereof free from hazards and damage of any nature whatsoever, with the exception of irradiation and chemical processing.
2. Право собственности и риски потери	2. Title and Risk of Loss
2.1 Сохранение права собственности грузоотправителем. Грузоотправитель сохраняет право собственности на Переданный Товар во все времена.	2.1 Title Retained by Consignor. Consignor shall retain title to the Consigned Goods at all times.
2.2. Передача ответственности за риск потери после доставки.	2.2. Risk of Loss Passes Upon Delivery.
(а) грузоотправитель несёт риск утраты, хищения или повреждения Передаваемого Товара до доставки на Объект.	(a) Consignor assumes the risk of loss, theft or damage to the Consigned Goods until the Consigned Goods are delivered at the Facility.

(б) Принимая во внимание Раздел 2, грузополучатель принимает на себя риск преднамеренной потери, кражи или повреждения, за исключением таковых, как это происходит во время нормального облучения и переработке Переданного Товара при его поставке на объект или производственном объект, в зависимости от обстоятельств.

(b) Notwithstanding this Section 2, Consignee assumes the risk of deliberate loss, theft or damage, beyond such as occurs during normal irradiation and processing to the Consigned Goods upon delivery of the Consigned Goods at the Facility or Production Facility, as applicable.

3. Интерес Грузоотправителя в безопасности Переданного Товара

3.1. Сохранение Титула на право собственности. Без отступления от прав грузоотправителя, как собственника Переданного Товара, переданного по настоящему Договору, и без влияния на намерения сторон, по настоящему Договору о рассмотрении его как истинный договора передачи товара грузополучателю грузоотправителем, грузополучатель настоящим оказывают содействие и помощь грузоотправителю в следующем: (i) сохранение права собственности Переданного Товара, и (II) обеспечение приоритета интереса собственности против требований обеспеченных и необеспеченных кредиторов грузополучателя, и (III) в дальнейшем содействии грузоотправителю в выполнении любых уведомительных требований уведомления в целях поддержания приоритета собственности на Передаваемый Товар.

3. Consignor’s Security Interest in the Consigned Goods

3.1. Maintain Title. Without derogating from Consignor’s rights as owner of the Consigned Goods consigned hereunder, and without affecting the parties’ intentions that the consignment hereunder is to be deemed and construed as a true consignment of the Consigned Goods to Consignee by Consignor, Consignee hereby shall cooperate with and assist Consignor in connection with establishing and maintaining Consignor’s (i) title to the Consigned Goods, (ii) priority of ownership interest in and to such Consigned Goods as against claims of secured and unsecured creditors of Consignee, and (iii) shall further assist Consignor in fulfilling any and all notice requirements for the purpose of maintaining its priority ownership interest in and to the Consigned Goods.

4. Залоги, обременения и возмещение 4.1. Залоги и обременения. Грузополучатель обязан освободить Переданный Товары от всех залогов и обременений любого характера

4. Liens, Encumbrances and Indemnity

4.1. Liens and Encumbrances. Consignee shall maintain the Consigned Goods free and clear of and from and against all liens and encumbrances of any nature whatsoever.

4.2. Возмещение. Грузополучатель должен возместить и оградить грузоотправителя от и против любой потери или ущерба, причинённого действиями Грузополучателя, предусмотренного или не предусмотренного настоящим Соглашением, в результате которого возникают залоги или обременения в отношении Переданного Товара, в том числе все затраты, издержки и расходы, понесённые Грузоотправителем в инициации или участие в таких процедурах, которые необходимы для Грузоотправителя, в целях защиты своих прав на собственность Переданного Товара.

4.2. Indemnity. Consignee shall indemnify and hold harmless Consignor from and against any loss or damage caused by acts of Consignee, whether or not authorized by this Agreement, which result in any such liens or encumbrances being placed upon any Consigned Goods, including all costs, fees and expenses incurred by Consignor in commencing or participating in such proceedings as are necessary for Consignor to defend its ownership interest in the Consigned Goods.

5. Цена основанная на скидке; ежемесячные отчёты	5. Price Based on Discount; Monthly Reports
5.1 Грузополучатель, на основании договора оказания услуг, оплачивает Грузоотправителю сумму $140.00 (сто сорок) долларов США за один (1) Кюри на Продукты, приобретённые грузоотправителем и изготовленные на производственном объекте, который использует Переданный Товар в производстве Продуктов.

5.1 Consignee, under a Service Agreement, shall pay Consignor a sum of $140.00 U.S. Dollars per one (1) curie on the Products purchased by Consignor and manufactured at the Production Facility which uses the Consigned Goods in the manufacture of the Products.

5.2. Общая сумма договора основывается на выплатах Грузополучателем за анализ Продуктов, в рамках договора об оказании услуг и при условии общего объёма производства цезия-131 в размере 4100 Ки в течение срока полезного использования Переданного Товара и составляет $574,000 (пятьсот семьдесят четыре тысячи) долларов США, 00 центов.

5.2. Total amount of the Contract is based on the payments to Consignee for the analysis of the Products manufactured under the Service Agreement and assuming total production of 4100 Ci of Cesium-131 throughout the useful life of the Consigned Goods is $574,000 US dollars, 00 cents.

5.3. Указанная сумма договора определяется как максимальное значение, так как фактическая стоимость договора будет основываться на выплатах в рамках Договора об Оказании Услуг.	5.3. The indicated amount of the Contract is being defined as the maximum value so as the actual value of the Contract will be based on the payments under the Service Agreement extended.
5.4. Пока это соглашение остаётся в силе, в течении 30-дневного срока после окончания каждого календарного квартала, грузополучатель должен представить отчёт о количестве Переданного Товара, используемого в производстве цезия-131 в течение последнего календарного квартала, и количестве Переданного Товара, который остаётся на хранении.	5.4. While this Agreement remains in effect and on or before the 30-day period ending after each calendar quarter, Consignee shall provide a report of Consigned Goods used in manufacturing of Cesium 131 during the most recent calendar quarter just ended and the Consigned Goods which remain in inventory.
6. Обязанности грузополучателя 6.1. Грузополучатель обязуется: (а) чётко и ясно маркировать Переданный Товар как собственность Грузоотправителя; (б) отделять Переданный Товар от других товаров;	6. Consignee’s Responsibilities 6.1. Consignee shall: (a) clearly and conspicuously label the Consigned Goods as property of Consignor; (b) segregate all Consigned Goods from other goods; and

(с) обеспечивать безопасность и защиту находящихся на ответственном хранении Переданного Товара от потери и повреждения, с той же тщательностью, что Грузополучатель использует для защиты своих собственных продуктов и инвенторий, но в любом случае не менее коммерчески разумной степени защиты.

6.2 Грузополучатель должен вести истинный посменный учёт всех товаров, находящихся в его владении и должны обеспечить представителю грузоотправителя доступ к таким записям в рабочее время.

(c) secure and protect the Consigned Goods stored in the Facility from loss or damage using the same degree of care that Consignee uses to protect its own products and stock, but in no event less than a commercially reasonable degree of care.

6.2 Consignee shall keep a true record of all Consigned Goods in its possession and shall give representatives of Consignor access to such records during business hours.

7. Возврат Переданного Товара

7.1 Переданный Товар должен находиться под руководящим контролем Грузоотправителя, и по требованию Грузоотправителя о возврате Поставленного Товара переданного в рамках данного Соглашения и ранее не используемого Грузополучателем для производства Продуктов, грузополучатель обязан разумно быстро вернуть Переданный Товар в соответствии с разумными инструкциями Грузоотправителя.

7. Return of the Consigned Goods

7.1 The Consigned Goods shall at all times be subject to the direction and control of Consignor, and on Consignor’s demand for the return of any Consigned Goods delivered under this Agreement and not theretofore used by Consignee to manufacture Products, Consignee shall promptly return such goods in accordance with Consignor’s reasonable instructions.

8. Отсутствия Права Действий за Грузоотправителя

8.1 Грузополучатель должен вести все свои дела, связанные с переработкой Переданного Товара от своего имени и за счёт собственных расходов и средств, и данный Договор не даёт прав или полномочий Грузополучателю принимать на себя или создавать какие-либо обязательства или ответственность любого рода, явных или подразумеваемых, за или от имени Грузоотправителя или обязывать Грузоотправителя в любой форме, или делать любые заявления, гарантии или обязательства от имени Грузоотправителя. Данное Соглашение ограничено исключительно передачей Поставляемого Товара партии как указанно в данном Договоре.

8. No Authority To Act For Consignor

8.1 Consignee shall conduct all of its business relating to the processing of the Consigned Goods in Consignee’s name and at Consignee’s cost and expense, and nothing herein shall authorize or empower Consignee to assume or create any obligation or responsibility whatsoever, express or implied, on behalf or in the name of Consignor, or to bind Consignor in any manner, or to make any representation, warranty, or commitment on behalf of Consignor, this Agreement being limited solely to the consignment of the Goods herein specified.

9. Срок действия; Прекращение Договора	9. Term; Termination
9.1 Если Договор не будет расторгнут досрочно, в соответствии с разделом 9.2 ниже, срок действия Договора составляет десять (10) лет, начиная с даты подписания настоящего Договора.	9.1 Unless earlier terminated pursuant to Section 9.2 below, this Agreement shall have a term of ten (10) years commencing on the date this Agreement is executed.
9.2 Грузоотправитель вправе расторгнуть настоящий Договор после письменного уведомления в адрес Грузополучателя, если:	9.2 Consignor may terminate this Agreement upon written notice to Consignee if:
(а) Грузополучатель нарушил любое из положений настоящего Договора (включая обязательства выплаты в соответствии с разделом 5) и такое нарушение не будет устранено за счёт Грузополучателя в течение тридцати (30) дней после получения Грузополучателем письменного уведомления о таком нарушении; или

(a) Consignee breaches any provision of this Agreement (including its discount obligations under Section 5) and such breach is not cured by Consignee within thirty (30) days after Consignee’s receipt of written notice of such breach; or

(б) если Грузополучатель (i) становится неплатежеспособным, или в целом не способен оплатить свои долги по мере наступления сроков их погашения, (II) в подаёт или на него через суд подают ходатайство добровольного или принудительного банкротства или он иначе становится предметом, вольно или невольно, в ходе судебного разбирательств отечественного или иностранного законодательства о банкротстве или несостоятельности, (III) и делает или стремится сделать общее назначение в пользу кредиторов; или (IV) для него применяется или назначен ликвидатор, доверительный управляющий, хранитель или аналогичный агент, назначенный по приказу любого суда компетентной юрисдикции взять или продать любую материальную часть его имущества или бизнеса; или

(b) if Consignee (i) becomes insolvent or is generally unable to pay its debts as they become due, (ii) files or has filed against it, a petition for voluntary or involuntary bankruptcy or otherwise becomes subject, voluntarily or involuntarily, to any proceeding under any domestic or foreign bankruptcy or insolvency law, (iii) makes or seeks to make a general assignment for the benefit of its creditors, or (iv) applies for or has appointed a receiver, trustee, custodian or similar agent appointed by order of any court of competent jurisdiction to take charge of or sell any material portion of its property or business; or

(с) Если (I) Грузополучатель продаёт, сдаёт в аренду или обмен материальную часть своих активов, или он объединяется или консолидируется с другой организацией, или происходят изменения в управления Грузополучателем, и таковые происходят без предварительного письменного согласия Грузоотправителя или (II) или ключевой персонала становятся недееспособными или умирают, и если в случае слияния или консолидации Грузополучателя и другого лица, за исключением случая когда Грузополучатель является правопреемником и чистых активы нового лица будут больше или равны его чистой стоимости непосредственно до слияния или консолидации.

(c) if (i) Consignee sells, leases or exchanges a material portion of Consignee’s assets, or Consignee merges or consolidates with or into another entity, or a change in control of Consignee occurs, in any case, without Consignor’s prior written consent or (ii) any of Consignee’s key personnel become incapacitated or die, unless in the case of a merger or consolidation of Consignee with another entity, Consignee is the surviving entity and has a net worth greater than or equal to its net worth immediately prior to the merger or consolidation.

9.3 в случае расторжения Договора в соответствии с разделом 9.2 или по истечении срока настоящего Договора в соответствии с разделом 9.1. настоящего Регламента:	9.3 In the event of any such termination under Section 9.2 or on the expiration of this Agreement pursuant to Section 9.1 hereof:

(а) весь неиспользованный Переданный Товар должен быть возвращён Грузополучателем за счёт Грузоотправителя и стоимость возврата должна быть оплачена грузоотправителем в течение сорока пяти (45-)суток непосредственно после фактической даты прекращения действия соглашения;

(a) all unused Consigned Goods shall be returned by Consignee at the cost to be paid by Consignor during the forty-five- (45-)day period immediately following the effective date of such termination;

10. Отсутствие гарантий; заверений

(а) ни грузоотправителем, ни лицом ОТ ИМЕНИ грузоотправителя НЕ сделалАНО или не делается никаких явных или ПОДРАЗУМЕВАЕМЫХ заверений или гарантий любого рода, включая любые гарантии (I) коммерческой выгоды; или (II) пригодности для определенной цели, возникающее по закону, В ОПЕРАЦИОННОЙ ДЕЯТЕЛЬНОСТИ исполнения, торговых ДЕЙСТВИЙ или иначе, все ТАКОВЫЕ ГАРАНТИИ АННУЛИРУЮТСЯ (B) ГРУЗОполучатель признает, что он не опирается на какие-либо заверения или гарантии, сделанные грузоотправителем, ИЛИ ЛЮБЫМ ДРУГИМ ЛИЦОМ ОТ ИМЕНИ ГРУЗООТПРАВИТЕЛЯ.

10. Warranties Disclaimer; Non-reliance (A) NEITHER CONSIGNOR NOR ANY PERSON ON CONSIGNOR’S BEHALF HAS MADE OR MAKES ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WHATSOEVER, INCLUDING ANY WARRANTIES OF (I) MERCHANTABILITY; OR (II) FITNESS FOR A PARTICULAR PURPOSE, WHETHER ARISING BY LAW, COURSE OF DEALING, COURSE OF PERFORMANCE, USAGE OF TRADE OR OTHERWISE, ALL OF WHICH ARE EXPRESSLY DISCLAIMED, AND (B) CONSIGNEE ACKNOWLEDGES THAT IT HAS NOT RELIED ON ANY REPRESENTATION OR WARRANTY MADE BY CONSIGNOR, OR ANY OTHER PERSON ON CONSIGNOR’S BEHALF.

11. Ограничение ответственности

11.1 НИ В КАКОМ СЛУЧАЕ НЕ ОДНА ИЗ СТОРОН ИЛИ ИХ ПРЕДСТАВИТЕЛИ НЕ НЕСУТ ОТВЕТСТВЕННОСТИ ЗА ПРЯМЫЕ, КОСВЕННЫЕ, СЛУЧАЙНЫЕ, СПЕЦИАЛЬНЫЕ, ШТРАФНЫЕ ИЛИ УВЕЛИЧЕННЫЕ УБЫТКИ, ПОТЕРЮ ПРИБЫЛИ ИЛИ ДОХОДОВ ИЛИ УМЕНЬШЕНИЕ СТОИМОСТИ, ВОЗНИКАЮЩИЕ ИЗ ИЛИ В СВЯЗИ С ЛЮБЫМ НАРУШЕНИЕМ НАСТОЯЩЕГО СОГЛАШЕНИЯ, НЕЗАВИСИМО ОТ (А) МОГЛИ ЛИ ТАКОВЫЕ БЫТЬ ПРЕДВИДЕНЫ, (Б) БЫЛА ИЛИ НЕ БЫЛА НАРУШИВШАЯ СТОРОНА УВЕДОМЛЕНА О ВОЗМОЖНОСТИ ТАКИХ УБЫТКОВ И (C) ЮРИДИЧЕСКОЕ ИЛИ СПРАВЕДЛИВОГО ТЕОРИИ (КОНТРАКТ, ДЕЛИКТ ИЛИ ИНОЕ), НА КОТОРОМ ОСНОВАНЫ ПРЕТЕНЗИИ, И, НЕСМОТРЯ НА КАКИЕ-ЛИБО СОГЛАСОВАННЫЕ ИЛИ ДРУГОГЕ КОРРЕКТИВНЫЕ ДЕЙСВИЯ В ЦЕЛЯХ ДОСТИЖЕНИЯ ИХ ОСНОВНОЙ ЦЕЛИ.

11. Limitation of Liability

11.1 IN NO EVENT IS EITHER PARTY OR THEIR REPRESENTATIVES BE LIABLE FOR CONSEQUENTIAL, INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY, PUNITIVE OR ENHANCED DAMAGES, LOST PROFITS OR REVENUES OR DIMINUTION IN VALUE, ARISING OUT OF OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF (A) WHETHER THE DAMAGES WERE FORESEEABLE, (B) WHETHER OR NOT THE BREACHING PARTY WAS ADVISED OF THE POSSIBILITY OF THE DAMAGES AND (C) THE LEGAL OR EQUITABLE THEORY (CONTRACT, TORT OR OTHERWISE) ON WHICH THE CLAIM IS BASED, AND NOTWITHSTANDING THE FAILURE OF ANY AGREED OR OTHER REMEDY OF ITS ESSENTIAL PURPOSE.

12. Форс Мажор

12.1. Грузоотправитель не несет ответственности за ущерб, причиненный Покупателю в связи с задержкой либо невыполнением договорных обязательств по причине обстоятельств непреодолимой силы, каковыми являются военные действия, вооруженное восстание, пожар, взрыв, наводнение, забастовка, прерывание либо нарушение трудового процесса, решение суда либо правительства, невозможность получения топлива, электроэнергии, сырья, полуфабрикатов или готовых материалов, трудовых ресурсов, тары либо средств транспортировки, авария, поломки станков и оборудования, чрезвычайная ситуация в стране, стихийное бедствие, блокада, запрет на экспортную/ импортную деятельность, либо любые иные обстоятельства, неподконтрольные Грузоотправителю и ведущие к невозможности производства, либо поставки Передаваемого Товара. Сроки поставки в этих случаях отодвигаются на период действия таких обстоятельств.

12. Force Majeure

12.1. The Consignor shall not be liable for any loss or damage to the Consignee by reason of delay in performance, or non-performance of any obligations under this Contract, resulting from force majeure such as war, riot, fire, explosion, flood, strike, labour interruption or disturbance, lockout, injunction, government action, inability to obtain fuel, electrical power, raw materials, material in intermediate or finished form, labour, containers, or transportation facilities, accident, breakage of machinery or apparatus, national emergency, natural disasters, blockades, prohibition of export/import activities or any other causes beyond the control of the Consignor preventing the manufacture or delivery of the Consigned Goods. In such circumstances, deadlines to be met by either party are deferred as long as such circumstances last.

12.2. Сторона, не имеющая возможности выполнить договорные обязательства в силу форс-мажорных обстоятельств, немедленно уведомляет о таких обстоятельствах и сроке их прекращения в письменном виде другую сторону.

12.2. The Party unable to perform the obligations due to force majeure circumstances shall immediately inform in writing the other Party about such force majeure circumstances and about its termination.

13. Прочее

13.1. Данный Контракт может быть подписан в двух или более экземплярах, каждый из которых считается оригиналом, и все вместе они представляют один и тот же Контракт, независимо от того, все ли стороны подписали каждый дубликат. Факсимильная роспись считается эквивалентом оригинальной подписи.

13. Miscellaneous

13.1. This Contract may be executed in two or more counterparts, each of which shall be deemed original and all of which together shall constitute the same Contract, whether or not all parties execute each counterpart. A facsimile signature shall be equivalent to an original signature or signature page delivered by portable document format via electronic mail shall be deemed an original.

13.2. Данный Контракт, включая приложения к нему и документы, на которые в нем сделаны ссылки, представляет полный Контракт сторон и заменяет собой все предыдущие соглашения, меморандумы и переговоры или другие договорённости сторон в отношении данного вопроса, за исключением Договора об Оказании Услуг .

13.2. This Contract, including attachments hereto and documents referenced herein, represents the entire agreement of the parties other than the Service Agreement and supersedes all previous contracts, memoranda, and negotiations or other understandings of the parties with respect thereto.

13.3. Стороны не вправе передавать права и/или обязательства по настоящему Договору третьим лицам без письменного согласия другой Стороны.	13.3. Neither Party can transfer its rights and/or obligations under this Contract to a third party without the written consent of the other Party.
13.4. Все налоги на добавленную стоимость и другие налоги любого рода; Если таковые имеются, оплачивается Грузополучателем и является исключительной ответственностью Грузополучателя, и эта сделка должна быть охарактеризована всеми сторонами в качестве передачи товара, а не как продажа Передаваемого товара.

13.4 All value added taxes and other taxes of any kind; if any, shall be paid for by Consignee and the sole responsibility of Consignee and this transaction shall be characterized by all parties as a consignment and not as a sale.

13.5. Употребление терминов, используемых в настоящем Договоре, корреспонденции и деловой документации и их интерпретация производятся в соответствии с действующим изданием Инкотермс, публикуемым Международной Торгово-Промышленной Палатой.

13.5. Definitions or interpretations of terms used herein or in the correspondence or business forms used between the parties are those contained in the latest edition of “Incoterms” issued by the international Chamber of Commerce (ICC).

13.6. Настоящий Договор составлен и любые споры, возникающие из него или в связи с ним, регулируются в соответствии с законодательством России.	13.6. This Agreement and any dispute or claim arising out of or in connection with it or its subject matter shall be governed by and construed in accordance with the laws of Russia.
13.7. Настоящий Договор составлен на английском и русском языках.	13.7. This Agreement has been drafted in the English and Russian languages.

Грузоотправитель/ Consignor: IsoRay Medical Inc. Местонахождение/ Registered address:	Грузополучатель/Consignee: ООО «МедикорФарма-Урал» “MedikorPharma-Ural” LTD Местонахождение/ Registered address:
350 Hills Street, Suite 106 Richland, WA 99354-5411 USA Phone (509) 375-1202 e-mail: isotope@isoray.com	620010, Россия, г. Екатеринбург, ул. Дагестанская, д. 41, офис 3 RUSSIA, 620010, Ekaterinburg, Dagestanskaya street, , г. Екатеринбург, ул. Дагестанская, 41, офис 3

Банк Продавца/Consignor`s Bank

IsoRay Medical Inc.

350 Hills Street, Suite 106

Richland, WA 99354-5411 USA

Bank Information:

Columbia River Bank

Kennewick, WA, USA

Account Number: 1402000677

Bank Routing Number: 123206011

Адрес почтовый: 620028, Россия,

Свердловская область, г. Екатеринбург,

ул. Кирова, д. 28/1

Post address: 620028, Russia, Sverdlovskaya Region, Ekaterinburg, Kirova Street 28/1

ИНН 6674380335

КПП 667901001

ОГРН 1116674012212

Banking details:

The Ural branch of PJSC PromSvyazBank_in Ekaterinburg

к/с 30101810500000000975

БИК 046577975

р/с 40702840905000000738 (USD)

SIGNATORIES	ПОДПИСИ
/s/ Thomas LaVoy Томас Лавой Chief Executive Officer (CEO) Thomas LaVoy	/s/ D.P. Bugayev Генеральный директор ООО «МедикорФарма-Урал» Бугаев Д.П. Director General LLC "MedikorPharma-Ural" Bugayev D.P.